Teleflex Incorporated Q3 2009 Financial Results October 27, 2009 Exhibit 99.1

2 2 Forward-Looking Statements/Additional Notes This presentation and our discussion contain forward-looking information and statements including, but not limited to, expected increases in deliveries of cargo systems and spare & repair revenue by our Aerospace Segment in the fourth quarter of 2009; expected impact of cost containment initiatives within our Aerospace and Commercial Segments; forecasts of 2009 earnings per share from continuing operations excluding special charges; forecasted 2009 adjusted cash flow from operations; expected core revenue growth with respect to specific product lines within our Medical Segment during the fourth quarter of 2009; forecasted Medical Segment core revenue growth and adjusted segment operating margins for 2009; anticipated synergies related to the integration of Arrow International; foreign currency assumptions for the fourth quarter of 2009; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward-looking statements. These risks and uncertainties are addressed in the Company's SEC filings, including its most recent Form 10-K. This presentation includes certain non-GAAP financial measures, which include gross margin excluding special charges; segment operating margins before special charges; adjusted segment operating profit and margins; earnings per share from continuing operations excluding special charges; cash flow from continuing operations excluding certain tax payments; adjusted gross profit; adjusted operating expenses; operating income before special charges; income and diluted earnings per share, excluding restructuring and impairment charges, losses and other charges, fair market value inventory adjustment and tax adjustments; adjusted cash flow from continuing operations; forecasted earnings per share from continuing operations excluding special charges; and forecasted adjusted segment operating margins. These non-GAAP measures exclude the impact of restructuring and impairment costs, losses and other charges, certain tax payments, fair market value adjustments for inventory and acquisition integration costs. In addition, this presentation includes information regarding adjusted free cash flow, which reflects cash from operations minus capital expenditures and excludes the impact of certain tax payments. Reconciliation of these non-GAAP measures to the most comparable GAAP measures is contained within this presentation. Segment operating profit is defined as a segment's revenues reduced by its materials, labor and other product costs along with the segment's selling, engineering and administrative expenses and noncontrolling interest. Unallocated corporate expenses, restructuring costs, gain or loss on the sale of assets, acquisition integration costs, fair market adjustments for inventory, interest income and expense and taxes on income are excluded from the measure. Core revenues and growth exclude the impact of translating the results of international subsidiaries at different currency exchange rates from year to year and the comparable activity of companies acquired or divested within the most recent twelve-month period. The following slides reflect continuing operations.

3 Conference Call Logistics The release, accompanying slides, and replay webcast available online at www.teleflex.com (click on "Investors") Telephone replay available by dialing 888-286-8010 or for international calls, 617-801-6888, pass code number 97984342

4 Jeff Black Chairman and Chief Executive Officer

5 Third Quarter Financial Highlights Medical segment core revenue increases in vascular access, urology, anesthesia, respiratory, and cardiac products offset by declines in surgical instrument and OEM sales; overall core revenue decline of less than 1% Aerospace & Commercial segments drive consolidated core revenue decline of 6% Gross Margin excluding special charges of 43.5%, up 160 bps Segment operating margins before special charges of 16.3%, up 150 bps Adjusted Segment Operating Margins 2009 2008 Medical 20.9% 20.0% Aerospace 9.9% 11.8% Commercial 7.8% 6.5% EPS excluding special charges of $0.88 - up 13% Cash flow from continuing operations of $103.5 million, up 88%

6 Year-to-Date Financial Highlights Consolidated core revenue decline of 8% principally from Aerospace and Commercial Segments Gross Margin excluding special charges of 43.3%, up 120 bps Segment operating margins before special charges of 15.6%, up 80 bps Adjusted Segment Operating Margins 2009 2008 Medical 21.2% 20.1% Aerospace 6.8% 10.2% Commercial 6.1% 8.6% EPS excluding special charges of $2.63 - up 11% Cash flow from continuing operations (excluding $97.5 million tax payment on gain on sale of ATI) of $178.8 million, up 29%

7 FDA & Synergy Update Czech Republic & Mexico facility visits scheduled for Q4'09 30 day advanced notice required to visit foreign locations No advanced notice required to visit U.S. locations On track to achieve $18 to $20 million of annual pre-tax synergies for 2009

8 Kevin Gordon Executive Vice President and Chief Financial Officer

9 Three Month Summary from Continuing Operations

Three Month Summary from Continuing Operations Note: Q3'09 losses and other charges include integration costs of $0.4m, net of tax Q3'09 tax adjustments represent a benefit from the net reduction in income tax reserves and discrete tax benefits related primarily to the expiration of the statute of limitations for various uncertain tax provisions and the settlement of tax audits Q3'08 losses and other charges includes integration costs of $1.6m, net of tax

11 Year-to-Date Summary from Continuing Operations

Year-to-Date Summary from Continuing Operations Note: Q3'09 year-to-date restructuring & impairment charges, include goodwill & intangible impairments of approx $8.2m, net of tax Q3'09 year-to-date losses and other charges includes loss on sale of Gauge business of $1.6m, net of tax & integration costs of $1.2m, net of tax Q3'09 year-to-date tax adjustments represent a benefit from the net reduction in income tax reserves and discrete tax benefits related primarily to the expiration of the statute of limitations for various uncertain tax provisions, the settlement of tax audits, and adjustments to previously filed income tax returns Q3'08 year-to-date losses and other charges includes integration costs of $4.2m, net of tax

Medical Segment Critical Care Anesthesia core growth driven by regional anesthesia product offerings Vascular access core growth driven by CVC in all regions Respiratory core growth in North America & EMEA Strong Urology core growth in all regions Surgical Core revenue decline led by reduced general instrument sales as hospitals continue to manage capital constraints and a large distributor stocking in the second quarter Decreased sales of higher margin closure devices impact revenue and margins Cardiac Core revenue up 1% with recovery from Q1'09 recall OEM Continued weakness of orthopedic instrument sales drive core revenue decline Segment Reduced FDA remediation spending and incremental synergies positively impact adjusted operating margins in Q3'09 and year-to-date Note: Adjusted operating profit & margin excludes certain charges. See reconciliation table in Appendix for additional details.

14 Cargo Handling OEM wide-body sales up due to increased shipments of cargo loading systems to Boeing & Airbus offset by significant decline in aftermarket conversions Narrow-body cargo loading system unit volume up 25% from Q3'08 High margin spares sales down approximately $6M from Q3'08 Overall economic conditions continue to impact cargo container and actuator businesses Expect further improvement in fourth quarter due to increase in 747-8 wide-body unit shipments and increased spare & repair revenue Positive margin impact from cost containment initiatives Aerospace Segment

15 Commercial Segment Marine Revenues down versus prior year quarter; up sequentially Aftermarket revenue up over 10% vs. Q3'08 OEM revenue down significantly Gauge divestiture impacts revenue by approx. $3M Cost containment initiatives, mix of marine aftermarket vs. OEM sales, and higher margin sales of modern burner unit drive year-on- year and sequential margin improvement Rigging Services Core revenue decline of 40% over Q3'08 Gulf oil rigs down over 45% Material handling and construction markets severely impacted by economic conditions Segment Finalized sale of Power Systems business during Q3'09; Power included in discontinued operations for all of 2008 & 2009

16 Year-to-Date Adjusted Cash Flow From Continuing Operations ($ Millions) Capital Expenditures - $25.5 million Capital Expenditures - $21.5 million Note: 2008 & 2009 Cash Flow from Operations & Free Cash Flow exclude tax payments of $90.2M & $97.5M, respectively related to gain on sale of businesses

17 Jeff Black Chairman and Chief Executive Officer

18 Summary Medical Expect core revenue growth in Q4'09 led by vascular access, respiratory, and anesthesia product lines Flat core revenue growth for FY'09 Adjusted segment operating margins approximately 21% for the year On track to achieve $18 to $20 million of Arrow integration synergies in FY'09 Aerospace & Commercial Anticipate increase in delivery of higher ship-set value cargo systems and increased spare and repair revenue in Q4'09 Cost containment initiatives mitigate bottom-line impact Teleflex Now expect EPS excluding special charges to be at the top end of previously announced range of $3.40 to $3.60 Raising adjusted cash flow from continuing operations guidance to $220 to $230 million; up from $210 to $220 million Foreign currency assumptions for fourth quarter of 2009 consistent with current exchange rates

Question and Answer Session

Appendices

21 Appendix A - Reconciliation of Medical Operating Profit and Margins

22 Appendix B - Reconciliation of Teleflex Gross Profit and Margins

23 Appendix C - Reconciliation of Teleflex Operating Expenses

24 Appendix D - Special Charge Income Statement Classification Summary

25 Appendix E - Reconciliation of Teleflex Cash Flow from Continuing Operations

26 Appendix F - Net Debt to Total Capital Reconciliation ($ Millions) * * = no quarterly installments due under bank agreement until March 2011

27 Low High Earnings per share from continuing operations available to common shareholders including special charges $3.05 $3.30 Add-back special charges $0.35 $0.30 Earnings per share from continuing operations before special charges $3.40 $3.60 Adjusted cash flow from continuing operations $220 million $230 million Appendix G - 2009 Outlook